UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2024

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 6, 2024, EnerSys announced that, (a) David M. Shaffer has advised EnerSys of his intention to retire as Chief Executive Officer of EnerSys and member of its Board of Directors effective May 22, 2025, (b) as part of a management transition plan, (i) effective November 6, 2024, Shawn M. O’Connell has been appointed as President and Chief Operating Officer of EnerSys, and will continue to report to Mr. Shaffer, who will remain as Chief Executive Officer and member of the Board of Directors of EnerSys, and (ii) effective on May 23, 2025, Mr. O’Connell will become President and Chief Executive Officer of EnerSys and be appointed as a Class III director of the Board of Directors, to fill the vacancy created by Mr. Shaffer’s retirement. Mr. O’Connell will continue in his existing role while the company conducts a comprehensive search for his successor to ensure a seamless transition for the Energy Systems business.

A copy of the press release related to these management changes is attached hereto as Exhibit 99.1, is hereby incorporated herein and is made a part hereof.

Effective upon Mr. O’Connell’s appointment as President and Chief Operating Officer, his annual base salary will be increased to $700,000, and he will receive (a) an equity award of restricted stock units with a fair market value of $500,000 on the date of grant, which will vest one quarter annually from the date of grant, and (b) an equity award of premium-priced stock options with a fair market value of $500,000 on the date of grant, which will vest one-third on each of the first three anniversaries of the date of grant. Such grants will be made in accordance with EnerSys’ Policy on Granting Equity Awards and subject to the terms of the existing award agreements previously approved by the Compensation Committee. Additionally, in connection with Mr. O’Connell’s appointment, his payout percentage under the EnerSys 2025 Management Incentive Plan was increased from 70% to 85% of his base salary, to be prorated as of November 6, 2024. Mr. O'Connell will also receive reimbursement for reasonable relocation and temporary housing expenses.

Mr. O’Connell does not have an interest requiring disclosure under either Items 401(d) and 404(a) of Regulation S-K, and, except as disclosed above, information required under Items 401(b) and (e) of Regulation S-K and related to any material plan, contract or arrangement with respect to Mr. O’Connell is incorporated by reference to the information under the captions “Executive Officers” and “Executive Compensation” in EnerSys’ definitive proxy statement, filed with the Securities and Exchange Commission on June 18, 2024.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated November 6, 2024, of EnerSys regarding planned executive succession.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: November 6, 2024	By:	/s/ Andrea J. Funk
Andrea J. Funk
Chief Financial Officer